                                                                   EXHIBIT 4.1

================================================================================

                       PRESTOLITE ELECTRIC INCORPORATED,

                                     Issuer

                               PEI HOLDING, INC.,

                                Parent Guarantor



                          9-5/8% Senior Notes Due 2008


                             =====================



                                   INDENTURE

                          Dated as of January 22, 1998


                              ====================



                       First Trust National Association,

                                    Trustee

================================================================================

                             CROSS-REFERENCE TABLE

TIA                                                          Indenture
Section                                                      Section
-------                                                      ---------
310(a)(1)...................................................    7.10
   (a)(2)...................................................    7.10
   (a)(3)...................................................    N.A.
   (a)(4)...................................................    N.A.
   (b)......................................................    7.8; 7.10
   (c)......................................................    N.A.
311(a)......................................................    7.11
   (b)......................................................    7.11
   (c)......................................................    N.A.
312(a)......................................................     2.5
   (b)......................................................    11.3
   (c)......................................................    11.3
313(a)......................................................     7.6
   (b)(1)...................................................    N.A.
   (b)(2)...................................................     7.6
   (c)......................................................     7.6
   (d)......................................................     7.6
314(a)......................................................     4.2
                                                                4.15; 11.2
   (b)......................................................    N.A.
   (c)(1)...................................................    11.4
   (c)(2)...................................................    11.4
   (c)(3)...................................................    N.A.
   (d)......................................................    N.A.
   (e)......................................................    11.5
   (f)......................................................    4.13
315(a)......................................................     7.1
   (b)......................................................     7.5; 11.2
   (c)......................................................     7.1
   (d)......................................................     7.1
   (e)......................................................    6.11
316(a)(last sentence).......................................    11.6
   (a)(1)(A)................................................     6.5
   (a)(1)(B)................................................     6.4
   (a)(2)...................................................    N.A.
   (b)......................................................     6.7
317(a)(1)...................................................     6.8
   (a)(2)...................................................     6.9
   (b)......................................................     2.4
318(a)......................................................    11.1

               N.A. means Not Applicable.

--------------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                               TABLE OF CONTENTS
                               -----------------

                                   ARTICLE I

                   Definitions and Incorporation by Reference........  1
     SECTION 1.1.  Definitions.......................................  1
     SECTION 1.2.  Other Definitions................................. 23
     SECTION 1.3.  Incorporation by Reference of Trust
                   Indenture Act..................................... 24
     SECTION 1.4.  Rules of Construction............................. 24
     SECTION 1.5.  One Class of Securities........................... 25

                                   ARTICLE II

                   The Securities.................................... 25

     SECTION 2.1.  Form and Dating................................... 25
     SECTION 2.2.  Execution and Authentication...................... 25
     SECTION 2.3.  Registrar and Paying Agent........................ 26
     SECTION 2.4.  Paying Agent To Hold Money in Trust............... 26
     SECTION 2.5.  Securityholder Lists.............................. 27
     SECTION 2.6.  [Intentionally Omitted]........................... 27
     SECTION 2.7.  Replacement Securities............................ 27
     SECTION 2.8.  Outstanding Securities............................ 27
     SECTION 2.9.  Temporary Securities.............................. 28
     SECTION 2.10.  Cancellation..................................... 28
     SECTION 2.11.  Defaulted Interest............................... 28
     SECTION 2.12.  CUSIP Numbers.................................... 29

                                  ARTICLE III

                   Redemption........................................ 29

     SECTION 3.1.  Notices to Trustee................................ 29
     SECTION 3.2.  Selection of Securities To Be Redeemed............ 29
     SECTION 3.3.  Notice of Redemption.............................. 30
     SECTION 3.4.  Effect of Notice of Redemption.................... 30
     SECTION 3.5.  Deposit of Redemption Price....................... 31
     SECTION 3.6.  Securities Redeemed in Part....................... 31

                                   ARTICLE IV

                   Covenants......................................... 31

     SECTION 4.1.  Payment of Securities............................. 31
     SECTION 4.2.  SEC Reports....................................... 32
     SECTION 4.3.  Limitation on Indebtedness........................ 32
     SECTION 4.4.  Limitation on Indebtedness and Preferred
                   Stock of Restricted Subsidiaries.................. 34
     SECTION 4.5.  Limitation on Restricted Payments................. 36
     SECTION 4.6.  Limitation on Restrictions on
                   Distributions from Restricted Subsidiaries........ 39
     SECTION 4.7.  Limitation on Sale of Assets and
                   Subsidiary Stock.................................. 40
     SECTION 4.8.  Limitation on Transactions With
                   Affiliates........................................ 44
     SECTION 4.9.  Change of Control................................. 45
     SECTION 4.10.  Limitation on Sale or Issuance of

                                                                            Page
                                                                            ----
                    Capital Stock of Restricted Subsidiaries...............   47
     SECTION 4.11.  Limitation on Liens....................................   47
     SECTION 4.12.  Limitation on Sale/Leaseback
                    Transactions...........................................   47
     SECTION 4.13.  Limitation on Business Activities and
                    Investments of the Guarantor and Existing Non-
                    Company Guarantor Subsidiaries.........................   48
     SECTION 4.14.  Compliance Certificate.................................   48
     SECTION 4.15.  Further Instruments and Acts...........................   49
     SECTION 4.16.  Maintenance of Office or Agency........................   49
     SECTION 4.17.  Corporate Existence....................................   49
     SECTION 4.18.  Payment of Taxes and Other Claims......................   49
     SECTION 4.19.  Maintenance of Properties and Insurance................   50

                                   ARTICLE V

                   Successor Company.......................................   50
     SECTION 5.1.  When the Company May Merge or Transfer Assets...........   50

                                   ARTICLE VI

                   Defaults and Remedies...................................   51

     SECTION 6.1.  Events of Default.......................................   51
     SECTION 6.2.  Acceleration............................................   54
     SECTION 6.3.  Other Remedies..........................................   54
     SECTION 6.4.  Waiver of Past Defaults.................................   54
     SECTION 6.5.  Control by Majority.....................................   54
     SECTION 6.6.  Limitation on Suits.....................................   55
     SECTION 6.7.  Rights of Holders To Receive Payment....................   55
     SECTION 6.8.  Collection Suit by Trustee..............................   55
     SECTION 6.9.  Trustee May File Proofs of Claim........................   56
     SECTION 6.10.  Priorities.............................................   56
     SECTION 6.11.  Undertaking for Costs..................................   56
     SECTION 6.12.  Waiver of Stay or Extension Laws.......................   57

                                  ARTICLE VII

                   Trustee.................................................   57

     SECTION 7.1.  Duties of Trustee.......................................   57
     SECTION 7.2.  Rights of Trustee.......................................   58
     SECTION 7.3.  Individual Rights of Trustee............................   59
     SECTION 7.4.  Trustee's Disclaimer....................................   59
     SECTION 7.5.  Notice of Defaults......................................   59
     SECTION 7.6.  Reports by Trustee to Holders...........................   59
     SECTION 7.7.  Compensation and Indemnity..............................   60
     SECTION 7.8.  Replacement of Trustee..................................   61
     SECTION 7.9.  Successor Trustee by Merger.............................   62
     SECTION 7.10.  Eligibility; Disqualification..........................   62
     SECTION 7.11.  Preferential Collection of Claims
                    Against Company........................................   62

                                 ARTICLE VIII

                     Discharge of Indenture; Defeasance....................   62

     SECTION 8.1.  Discharge of Liability on Securities;
                   Defeasance..............................................   62
     SECTION 8.2.  Conditions to Defeasance................................   64

                                                                            Page
                                                                            ----
     SECTION 8.3.  Application of Trust Money..............................   65
     SECTION 8.4.  Repayment to Company....................................   65
     SECTION 8.5.  Indemnity for Government Obligations....................   65
     SECTION 8.6.  Reinstatement...........................................   65

                                   ARTICLE IX

                   Amendments..............................................   66

     SECTION 9.1.  Without Consent of Holders..............................   66
     SECTION 9.2.  With Consent of Holders.................................   67
     SECTION 9.3.  Compliance with Trust Indenture Act.....................   68
     SECTION 9.4.  Revocation and Effect of Consents and
                   Waivers.................................................   68
     SECTION 9.5.  Notation on or Exchange of Securities...................   68
     SECTION 9.6.  Trustee To Sign Amendments..............................   68
     SECTION 9.7.  Payment for Consent.....................................   68

                                   ARTICLE X

                    PEI Guarantee..........................................   69

     SECTION 10.1.  PEI Guarantee..........................................   69
     SECTION 10.2.  Limitation on Liability................................   71
     SECTION 10.3.  Successors and Assigns.................................   71
     SECTION 10.4.  No Waiver..............................................   71
     SECTION 10.5.  Modification...........................................   71

                                   ARTICLE XI

                    Miscellaneous..........................................   72

     SECTION 11.1.  Trust Indenture Act Controls...........................   72
     SECTION 11.2.  Notices................................................   72
     SECTION 11.3.  Communication by Holders with other
                    Holders................................................   73
     SECTION 11.4.  Certificate and Opinion as to Conditions
                    Precedent..............................................   73
     SECTION 11.5.  Statements Required in Certificate or
                    Opinion................................................   73
     SECTION 11.6.  When Securities Disregarded............................   74
     SECTION 11.7.  Rules by Trustee, Paying Agent and
                    Registrar..............................................   74
     SECTION 11.8.  Legal Holidays.........................................   74
     SECTION 11.9.  Governing Law..........................................   74
     SECTION 11.10.  No Recourse Against Others............................   74
     SECTION 11.11.  Successors............................................   74
     SECTION 11.12.  Multiple Originals....................................   74
     SECTION 11.13.  Variable Provisions...................................   75
     SECTION 11.14.  Qualification of Indenture............................   75
     SECTION 11.15.  Table of Contents; Headings...........................   75

Rule 144A/Regulation S Appendix
Exhibit 1 to Appendix -  Form of Initial Security
Exhibit A  -   Form of Exchange Security and Private Exchange Security

     INDENTURE dated as of January 22, 1998, among PRESTOLITE ELECTRIC INCORPORATED, a Delaware corporation (as further defined below, the "Company"), PEI HOLDING, INC., the Company's Parent Corproation (the
 -------
Guarantor), and FIRST TRUST NATIONAL ASSOCIATION, a national banking
---------
association, as trustee (the "Trustee ").
                              -------

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 9-5/8% Senior Notes Due 2008 (the "Initial Securities") and, if and when issued in exchange
                     ------------------
for Initial Securities as provided in the Registration Rights Agreement (as hereinafter defined), the Company's Series B 9-5/8% Senior Notes Due 2008 (the "Exchange Securities") and if and when issued pursuant to a private exchange for
 -------------------
Initial Securities, the Company's Series C 9-5/8% Senior Notes Due 2008 (the "Private Exchange Securities"):
 ---------------------------


                                   ARTICLE I

                  Definitions and Incorporation by Reference
                  ------------------------------------------

     SECTION 1.1.  Definitions.
                   -----------

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Wholly Owned Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Wholly Owned Restricted Subsidiary; (iii) shares of Capital Stock of a Person that becomes a Non-U.S./U.K. Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Wholly Owned Restricted Subsidiary; or (iv) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii), (iii) and
(iv), such Restricted Subsidiary is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that for purposes of the covenants in this Indenture, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Argentina Credit Facility" means one or more credit facilities to be entered into on or after the Issue Date among one or more of Lucas Argentina or any other Non-U.S./U.K. Subsidiary having more than 66-2/3% of its tangible assets located in Argentina or Brazil and the lenders from time to time party thereto, including any collateral documents, instruments and agreements executed in connection therewith, and the term Argentina Credit Facility shall also include any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any credit facilities that replace, refund or refinance any part of the loans, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility that increases the amount borrowable thereunder or alters the maturity thereof.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or similar shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary or issuances of shares permitted under
Section 4.10), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (v) a pledge, sale or transfer of title of receivables in connection with a Permitted Lien described in clause (l) of the definition thereof, (w) a disposition of obsolete or worn-out assets, (x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (y) for purposes of Section
4.7 only, a disposition that constitutes a Restricted Payment permitted by
Section 4.5 and (z) disposition of assets with a fair market value of less than $500,000).

     "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the product of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred

                                                                               3
Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors.

     "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York City are authorized or required by law to close.

     "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Change of Control" means the occurrence of any of the following events:

               (i) prior to the first public offering of Common Stock of the Guarantor or the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Guarantor or the Company, any merger, consolidation, liquidation or dissolution of the Guarantor or the Company, any direct or indirect transfer of securities by the Guarantor or the Company or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

               (ii) subsequent to the first public offering of common stock of the Guarantor or the Company, (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause
     (i) above) directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company and (B) the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause
     (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in clause (i) above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); provided, however, that a Person shall not be deemed the "beneficial owner" of shares tendered pursuant to a tender or exchange offer made by such Person or any Affiliate of such Person until the tendered shares are accepted for purchase or exchange;

               (iii) during any period of two consecutive years (or, in the case this event occurs within the first two years after the Issue Date, such shorter period as shall have begun on the Issue Date), individuals who at the beginning of such period constituted the Board of Directors of the Guarantor or the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Guarantor or the Company was approved by a vote of 66 2\3% of the directors of the Guarantor or the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Guarantor or the Company then in office; or

               (iv) the merger or consolidation of the Guarantor or the Company with or into another Person or the merger of another Person with or into the Guarantor or the Company, or the sale of all or substantially all the assets of the Guarantor or the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Guarantor or the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Guarantor or the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period, (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Capitalized Lease Obligations and to leases constituting part of a Sale/Leaseback Transaction, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions and discounts owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees),
(vii) Preferred Stock dividends in respect of all Preferred Stock of the Company and its Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

          "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (i) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A), subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

          (ii) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A), subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (iv) any gain or loss realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

          (v)    any extraordinary gain or loss; and

          (vi)   the cumulative effect of a change in accounting principles.

          Notwithstanding the foregoing, for the purposes of Section 4.5 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.5(a)(3)(D).

          "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made for which financial statements are available, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

          "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values as to which such Person is a party or a beneficiary.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described in Sections 4.7 and 4.9.

     "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:
(a) Consolidated Interest Expense, (b) all income tax expense of the Company and its consolidated Restricted Subsidiaries, (c) depreciation expense of the Company and its consolidated Restricted Subsidiaries, (d) amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) and (e) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Non-Company Guarantor Subsidiaries" means, collectively, PEI 1998 LLC, a Delaware limited liability company, Prestolite International Sales Corporation, a Delaware corporation, Prestolite Electric of Michigan, Incorporated, a Delaware corporation, Megatron Industries Incorporated, a Delaware corporation, Leece-Neville Corporation, a Delaware corporation, and Beech Electric Corporation, a Delaware corporation.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" or "Securityholder" means the Person in whose name a Note is registered on the Registrar's books.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

               (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

               (ii) all Capitalized Lease Obligations of such Person and all Attributable Indebtedness in respect of Sale/Leaseback Transactions entered into by such Person;

               (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding Trade Payables arising in the ordinary course of business);

               (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following a payment on the letter of credit);

               (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

               (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

               (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

               (viii) to the extent not otherwise included in this definition, net Hedging Obligations of such Person.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the amount outstanding at any time of any Indebtedness Incurred with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates as to which such Person is party or a beneficiary.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definitions of "Unrestricted Subsidiary" and "Restricted Payment" and Section 4.5, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors of the Company certified in an Officers' Certificate to the Trustee.

          "Issue Date" means the date on which the Initial Securities are originally issued.

          "Legal Holiday" has the meaning ascribed in Section 11.8.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Lucas Acquisition" means the acquisition of certain power conversion and related businesses of Lucas Industries plc, as described in the Offering Circular dated January 16, 1998 relating to the Initial Securities.

          "Lucas Argentina" means, collectively, Lucas Indiel Argentina S.A., an Argentine corporation, Prestolite Newco, Inc., a Delaware corporation, and Lucas Argentine Holdings Inc., a Delaware corporation, or any successor entity to either or any of the foregoing.

          "Lucas Argentina Option" means the right of the Company to acquire, directly or indirectly, all of the shares of Capital Stock of Lucas Argentina not owned, directly or indirectly, by the Company as of the Issue Date, other than approximately 1% of the outstanding shares of Capital Stock of Lucas Argentina, for an aggregate purchase price not to exceed 1.23 million Argentine Pesos.

          "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security arrangement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

          "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "New U.S. Credit Facility" means that certain credit facility to be entered into on the Issue Date among the Company and the lenders from time to time party thereto, including any collateral documents, instruments and agreements executed in connection therewith, and the term New U.S. Credit Facility shall also include any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any credit facilities or agreements that replace, refund or refinance any part of the loans, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility that increases the amount borrowable thereunder or alters the maturity thereof.

          "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Non-U.S./U.K. Subsidiary" means any Restricted Subsidiary of the Company having more than 66 2/3% of its tangible assets located in one or more jurisdictions outside of the United States or the United Kingdom.

          "Offering Circular" means the Offering Circular dated January 16, 1998 relating to the Initial Securities; provided that after the issuance of Exchange Securities, all references herein to "Offering Circular" shall be deemed references to the prospectus contained in the registration statement relating to the Exchange Securities.

          "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, as applicable.

          "Officers' Certificate" means a certificate signed by any two
Officers.

          "Opinion of Counsel" means a written opinion from Brobeck, Phleger & Harrison L.L.P., Hooper, Hathaway, Price, Beuche & Wallace or any other legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "PEI Guarantee" means the guarantee of the Securities by the Guarantor.

          "Permitted Holders" means Genstar Capital Corporation, its Affiliates and its stockholders and the Company's executive officers as of the Issue Date.

          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees made in the ordinary course of business consistent with past practice of the Company or such Restricted Subsidiary;
(vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person (including a joint venture) to the extent such investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.7; (ix) Lucas Argentina in connection with the exercise by the Company of the Lucas Argentina Option; (x) joint ventures in Related Businesses made in exchange for or conversion of Investments existing on the Issue Date in other joint ventures in Related Businesses; and (xi) joint ventures in an aggregate amount at any one time outstanding not to exceed $10.0 million, provided that such joint ventures are engaged in a Related Business.

          "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceeding or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet subject to penalties for non-payment, which are being contested in good faith by appropriate proceedings or with respect to which adequate reserves have been recorded in accordance with GAAP; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (e) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties; (f) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations; (g) leases and subleases of real property which do not interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, and which are made on customary and usual terms applicable to similar properties; (h) Liens existing as of the Issue Date and Liens created by this Indenture; (i) Liens created solely for the purpose of securing the payment of all or a part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the date on which the Securities are originally issued; provided, however, that (A) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the lesser of cost or fair market value of the assets or property so acquired or constructed, (B) the Indebtedness secured by such Liens shall have otherwise been permitted to be issued under this Indenture and (C) such Liens shall not encumber any other assets or property of the Company or any of its Restricted Subsidiaries and shall attach to such assets or property within 180 days of the construction or acquisition of such assets or property; (j) Liens on the assets or property of a Restricted Subsidiary of the Company existing at the time such Restricted Subsidiary became a Subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such Restricted Subsidiary becoming a Subsidiary of the Company; provided, however, that (A) any such Lien does not by its terms cover any property or assets after the time such Restricted Subsidiary becomes a Subsidiary which were not covered immediately prior to such transaction, (B) the incurrence of the Indebtedness secured by such Lien shall have otherwise been permitted to be issued under this Indenture, and (C) such Liens do not extend to or cover any other property or assets of the Company or any of its Restricted Subsidiaries; (k) Liens to secure Capitalized Lease Obligations permitted to be Incurred under this Indenture; (l) Liens on accounts receivable, inventory and general intangibles securing Indebtedness outstanding or committed under the New U.S. Credit Facility and the South Africa Credit Facility and Liens securing Indebtedness outstanding or committed under the Argentina Credit Facility and the U.K. Credit Facility; (m) Liens extending, renewing or replacing in whole or in part a Lien permitted by this Indenture; provided, however, that (A) such Liens do not extend beyond the property subject to the existing Lien and improvements and construction on such property and (B) the Indebtedness secured by the Lien may not exceed the Indebtedness secured at the time by the existing Lien; (n) Liens on inventory deemed to arise by reason of the consignment of inventory in the ordinary course of business of the Company and its Restricted Subsidiaries; and (o) Liens on the assets or property of a Restricted Subsidiary of the Company to secure Indebtedness of such Restricted Subsidiary owing to and held by the Company.

          "Person" means any individual, corporation, partnership joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "Principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time; provided, however, that for purposes of calculating any such premium, the term "principal" shall not include the premium with respect to which such calculation is being made.

          "Public Equity Offering" means an underwritten primary public offering of common stock of the Guarantor or the Company pursuant to an effective registration statement under the Securities Act.

          "Recapitalization" means any one or more of the following transactions, any one or more of which may occur on or following the Issue Date: (i) the payment of a dividend by the Company to Guarantor; (ii) the making by the Guarantor of an Investment in a Wholly Owned Subsidiary for the purpose of effecting a repurchase of the Capital Stock of the Guarantor, (iii) the purchase by the Guarantor or such Wholly Owned Subsidiary of shares of Capital Stock of the Guarantor from the holders thereof, (iv) the purchase by the Guarantor of options or warrants to purchase shares of Capital Stock of the Guarantor from the holders thereof, and/or (v) the payment by the Guarantor of certain additional amounts to the holders of options to purchase shares of Capital Stock of the Guarantor; provided, however, that the total of the payments referred to in clauses (i) through (v), net of any amounts received from the holders of such shares, options or warrants in connection with such transactions, shall not exceed $30.1 million in the aggregate.

          "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, and shall include the Refinancing of multiple facilities with a single facility and the Refinancing of a single facility with multiple facilities. 'Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that Refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that Refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

          "Related Business" means any business related, ancillary or complementary to the business of the Company and the Restricted Subsidiaries on the date of this Indenture.

          "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Person (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases such property from such Person.

          "SEC" means the U.S. Securities and Exchange Commission, or any successor agency.

          "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

          "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange Securities issued or to be issued under this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Indebtedness" means (i) Indebtedness of the Company, whether outstanding on the Issue Date or thereafter

Incurred, and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable unless, in the case of (i) and (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Company; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any Trade Payables arising in the ordinary course of business, (4) any Indebtedness of the Company (and any accrued and unpaid interest respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of the Company, (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "South Africa Credit Facility" means one or more credit facilities to be entered into on or after the Issue Date among Lucas Holdings South Africa (Proprietary) Limited, or any successor entity, and the lenders from time to time party thereto, including any collateral documents, instruments and agreements executed in connection therewith, and the term South Africa Credit Facility shall also include any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any credit facilities that replace, refund or refinance any part of the loans, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility that increases the amount borrowable thereunder or alters the maturity thereof.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

          "Subsidiary" of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

          "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor including those offered by the Trustee or an affiliate of the Trustee, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of a Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.; and
(vi) investments in mutual funds, whose investment guidelines restrict such funds' investments to investments which are substantially similar to those described in clauses (i)-(v).

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-
                                                          ------
77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

          "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.

          "Trust Officer" means any trust officer, assistant vice president, or vice president of the Trustee assigned by the Trustee to administer this Indenture.

          "U.K. Credit Facility" means one or more credit facilities to be entered into or on or after the Issue Date among Prestolite Electric Limited, or any successor entity, or any of its Wholly Owned Subsidiaries and the lenders from time to time party thereto, including any collateral documents, instruments and agreements executed in connection therewith, and the term U.K. Credit Facility shall also include any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any credit facilities that replace, refund or refinance any part of the loans, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility that increases the amount borrowable thereunder or alters the maturity thereof.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.5. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under
Section 4.3(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership of interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustee thereof.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares or similar shares and, in the case of a Non-U.S./U.K. Subsidiary, shares required to be owned by citizens of such Subsidiary's jurisdiction of organization) is owned by the Company or one or more other Wholly Owned Subsidiaries; provided that, notwithstanding the foregoing, the term "Wholly Owned Subsidiary" shall be deemed to include Lucas Argentina, unless the Company shall not have exercised the Lucas Argentina Option prior to August 31, 1998.

          SECTION I.2.  Other Definitions.
                        -----------------

                                     Defined in
             Term                     Section
             ----                    ----------
     "Affiliate Transaction".......      4.8
     "Appendix"....................      2.1
     "Authenticating Agent.........      2.2
     "Bankruptcy Law"..............      6.1
     "covenant defeasance option"..      8.1(b)
     "Custodian"...................      6.1
     "Event of Default"............      6.1
     "Exchange Transaction"........      4.7(a)
     "Guaranteed Obligations"......     10.1
     "legal defeasance option".....      8.1(b)
     "Offer".......................      4.7(b)
     "Offer Amount"................      4.7(b)
     "Offer Period"................      4.7(b)
     "Paying Agent"................      2.3
     "Purchase Date................      4.7(b)
     "Registrar"...................      2.3
     "Successor Company"...........      5.1

          SECTION 1.3.  Incorporation by Reference of Trust Indenture Act.  The
                        -------------------------------------------------
mandatory provisions of the TIA are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Holder.
          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company, the Guarantor and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.4.  Rules of Construction.  Unless the context otherwise
                        ---------------------
requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

          (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation preference of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

          (9) all references to the date the Securities were originally issued shall refer to the date the Initial Securities were originally issued.

          SECTION 1.5.  One Class of Securities.  The Initial Securities, the
                        -----------------------
Private Exchange Securities and the Exchange Securities shall vote and consent together on all matters as one class and none of the Initial Securities, the Private Exchange Securities or the Exchange Securities shall have the right to vote or consent as a separate class on any matter.

                                  ARTICLE II

                                The Securities
                                --------------

          SECTION 2.1.  Form and Dating.  Provisions relating to the Initial
                        ---------------
Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix"),
                                                                   --------
which is hereby incorporated in and expressly made a part of this Indenture.
The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated by reference and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, rule of any securities exchange or over-the-counter market on which such Securities are then listed or quoted, or usage, in addition to those set forth on the Appendix and Exhibit A. The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

          SECTION 2.2.  Execution and Authentication.  Two Officers shall sign
                        ----------------------------
the Securities for the Company by manual or facsimile signature and may be imprinted or otherwise reproduced.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

          The Trustee may appoint an agent (the "Authenticating Agent")
                                                 --------------------
reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

          SECTION 2.3.  Registrar and Paying Agent.  The Company shall maintain
                        --------------------------
an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where
                               ---------
Securities may be presented for payment (the "Paying Agent"). The Registrar
                                              ------------
shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any such additional paying agent.

          In the event the Company shall retain any Person not a party to this Indenture as an agent hereunder, the Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 7.7. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent.

          The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.

          SECTION 2.4.  Paying Agent To Hold Money in Trust.  By at least 11:00
                        -----------------------------------
a.m. (New York City time) on the date on which any Principal or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such Principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of Principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

          SECTION 2.5.  Securityholder Lists.  The Trustee shall preserve in as
                        --------------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.6.  [Intentionally Omitted]
                         -----------------------

          SECTION 2.7.  Replacement Securities.  If a mutilated Security is
                         ----------------------
surrendered to the Registrar or if the Holder of a Security shall provide the Company and the Trustee with evidence to their satisfaction that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security is an additional obligation of the Company.

          SECTION 2.8.  Outstanding Securities.  Securities outstanding at any
                        ----------------------
time are all Securities authenticated by the Trustee except for those canceled, those delivered for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all Principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.9.  Temporary Securities.  Until definitive Securities are
                        --------------------
ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Securities.

          SECTION 2.10.  Cancellation.  The Company at any time may deliver
                         ------------
Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee for cancellation any Securities surrendered to them for registration of transfer or exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer or exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

          SECTION 2.11.  Defaulted Interest.  If the Company defaults in a
                         ------------------
payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the rate specified therefor in the Securities in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company's failure to do so the Trustee shall fix) any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this Section 2.11.

          SECTION 2.12.  CUSIP Numbers.  The Company in issuing the Securities
                         -------------
may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders, provided, however, that any such notice may state that no representation is made
--------  -------
as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.



                                  ARTICLE III

                                  Redemption
                                  ----------

          SECTION 3.1.  Notices to Trustee.  If the Company elects to redeem
                        ------------------
Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

          The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein. The record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days prior to the date selected for redemption by the Company.

          SECTION 3.2.  Selection of Securities To Be Redeemed.  If fewer than
                        --------------------------------------
all the Securities then outstanding are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion considers to be fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. Upon request of the Company, the Trustee shall notify the Company of the Securities or portions of Securities to be redeemed.

          SECTION 3.3.  Notice of Redemption.  At least 30 days but not more
                        --------------------
than 60 days before a date for redemption of Securities, the Trustee at the expense of the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3)  the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any;

          (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) the CUSIP number, if any, printed on the Securities being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          The Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.3.

          SECTION 3.4.  Effect of Notice of Redemption.  Once notice of
                        ------------------------------
redemption is mailed, Securities called for redemption shall become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to the redemption date; provided that the Company shall have deposited the redemption price with the Paying Agent or the Trustee on or before 11:00 a.m. (New York City time) on the date of redemption; provided, further, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued and unpaid interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.5.  Deposit of Redemption Price.  By at least 11:00 a.m.
                        ---------------------------
(New York City time) on the date on which any Principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such redemption price, interest on the Securities to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Securities are presented for payment.

          SECTION 3.6.  Securities Redeemed in Part.  Upon surrender of a
                        ---------------------------
Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in a principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                   Covenants
                                   ---------

          SECTION 4.1.  Payment of Securities.  The Company shall promptly pay
                        ---------------------
the Principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on or before 11:00 a.m. (New York City time) on such date the Trustee or the Paying Agent holds (or, if the Company or a Subsidiary is the Paying Agent, the segregated account or separate trust fund maintained by the Company or such Subsidiary pursuant to Section 2.4) in accordance with this Indenture money sufficient to pay all Principal and interest then due and the Trustee or the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, the Company or such Subsidiary), as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in
Section 2.11.

          Notwithstanding anything to the contrary contained in this Indenture, the Company or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from Principal or interest payments hereunder.

          SECTION 4.2.  SEC Reports. Notwithstanding that the Guarantor and the
                        -----------
Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Guarantor and the Company will file with the SEC (unless the SEC will not accept such a filing) and provide within 15 days the Trustee and Securityholders with the annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed at the times specified for the filing of such information, documents and reports under such Sections and so provided within 15 days thereafter. In lieu of filing and providing separate reports as set forth above, the Guarantor and the Company may, so long as the Guarantor owns 100% of the Capital Stock of the Company and if permitted by the SEC, include in the reports filed and provided by the Guarantor as set forth above such financial information and narrative disclosure regarding the Company and the PEI Guarantee as required by the SEC in lieu of filing such separate reports. The Guarantor and the Company also will comply with the other provisions of TIA Section 314(a).

          SECTION 4.3.  Limitation on Indebtedness.  (a)  The Company will not
                        --------------------------
Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence and after giving effect to such Incurrence and the application of the net proceeds therefrom, the Consolidated Coverage Ratio would exceed 2.00:1 if such Incurrence shall occur prior to February 1, 2000 or would exceed 2.25:1 if such Incurrence shall occur thereafter.

          (b) Notwithstanding the foregoing paragraph (a), the Company may Incur any or all of the following Indebtedness:

               (i) Indebtedness of the Company Incurred under the New U.S. Credit Facility in an aggregate principal amount outstanding at any time not to exceed the greater of (A) $23.0 million and (B) the sum of (x) 50% of the book value of the inventory of the Company and its Restricted Subsidiaries and (y) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, provided that the amount in clause (A) shall be reduced by the aggregate amount of all proceeds from all Asset

     Dispositions that have been applied since the Issue Date to permanently reduce the outstanding amount of such Indebtedness pursuant to Section 4.7 and less the aggregate amount of all mandatory prepayments of principal of term loans thereunder that have been made since the Issue Date;

               (ii) Indebtedness of the Company owing to and held by any Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to another Wholly Owned Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company unless such Indebtedness is assumed by the buyer of such Wholly Owned Subsidiary or otherwise discharged in connection with such transaction and such Wholly Owned Subsidiary is fully released in connection therewith;

               (iii)  Indebtedness represented by the Securities;

               (iv) Indebtedness of the Company (other than the Indebtedness described in clauses (i), (ii) or (iii) above) outstanding on the Issue Date;

               (v) Indebtedness (including Capitalized Lease Obligations) of the Company Incurred to finance the acquisition, construction or improvement of fixed or capital assets in an aggregate principal amount at any one time outstanding not to exceed $10.0 million, provided that such Indebtedness is Incurred within 180 days after the date of such acquisition, construction or improvement and does not exceed the fair market value of such acquired, constructed or improved assets, as determined in good faith by the Board of Directors of the Company and evidenced by a board resolution certified by the Secretary of the Company and furnished to the Trustee;

               (vi) Refinancing Indebtedness Incurred in respect of any Indebtedness Incurred pursuant to Section 4.3(a) or pursuant to clause
     (iii), (iv) or this clause (vi) of this Section 4.3(b);

               (vii) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company in the ordinary course of its business and which do not secure Indebtedness other than the Indebtedness and the obligations with respect to which such instruments were issued and (B) under Currency Agreements and Interest Rate Agreements Incurred which, at the time of Incurrence, is in the ordinary course of business; provided, however, that, in the case of Currency Agreements which relate to Indebtedness and Interest Rate Agreements, such Currency Agreements and Interest Rate

     Agreements are directly related to Indebtedness permitted to be Incurred by the Company pursuant to this Indenture;

               (viii) Indebtedness represented by Guarantees by the Company of Indebtedness otherwise permitted to be Incurred pursuant to this Section
     4.3 or Section 4.4; and

               (ix) other Indebtedness in an aggregate principal amount outstanding at any one time not to exceed $10.0 million.

          (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to Section 4.3(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such new Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations being Refinanced.

          (d)   For purposes of determining compliance with this Section 4.3,
(i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses in
Section 4.3(b) and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described in Section 4.3(b).

          SECTION 4.4.  Limitation on Indebtedness and Preferred Stock of
                        -------------------------------------------------
Restricted Subsidiaries.  The Company shall not permit any Restricted Subsidiary
-----------------------
to Incur, directly or indirectly, any Indebtedness or Preferred Stock except:

          (a) Indebtedness (1) Incurred under the U.K. Credit Facility (including Guarantees thereof by Wholly-Owned Subsidiaries of Prestolite Electric Limited) in an aggregate principal amount outstanding at any time not to exceed the greater of (A) (Pounds)9.0 million and (B) the sum (such sum, the "Borrowing Base") of (x) 50% of the book value of the inventory of Prestolite Electric Limited (or any successor entity) and its Restricted Subsidiaries and
(y) 80% of the book value of the accounts receivable of such entities, (2) Incurred under the Argentina Credit Facility in an aggregate principal amount outstanding at any time not to exceed the greater of (A) $8.0 million and (B) the Borrowing Base of Lucas Argentina or any other Non-U.S./U.K. Subsidiary having more than 66-2/3% of its tangible assets located in Argentina or Brazil, and its Restricted Subsidiaries and (3) Incurred under the South Africa Credit Facility in an aggregate principal amount outstanding at any time not to exceed the greater of (A) $3.0 million and (B) the Borrowing Base of Lucas Holdings South Africa (Proprietary) Ltd. (or any successor entity) and its Restricted Subsidiaries, provided that each of the amounts in clauses (1)(A), (2)(A) and
(3)(A) shall be reduced by the aggregate amount of all proceeds from all Asset Dispositions that have been applied since the Issue Date to permanently reduce the outstanding amount of such Indebtedness pursuant to
Section 4.7 and less the aggregate amount of all mandatory prepayments of principal of term loans thereunder that have been made since the Issue Date;

          (b) Indebtedness or Preferred Stock of a Restricted Subsidiary issued to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness or Preferred Stock (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Indebtedness or Preferred Stock by the issuer thereof unless such Indebtedness is assumed by the buyer of such Wholly Owned Subsidiary or otherwise discharged in connection with such transaction and such Wholly Owned Subsidiary is fully released in connection therewith;

          (c) Indebtedness or Preferred Stock of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness or Preferred Stock Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of Section 4.3;

          (d) Indebtedness or Preferred Stock outstanding on the Issue Date, including (i) any such Indebtedness acquired or assumed in connection with the Lucas Acquisition and (ii) promissory notes issued by Lucas Argentina in connection with any contingent obligations of Lucas Argentina pursuant to the terms of the Lucas Acquisition, (in each case other than Indebtedness described in clauses (a) and (b) of this Section 4.4);

          (e) Refinancing Indebtedness Incurred in respect of Indebtedness or Preferred Stock referred to in clauses (c) or (d)(i) of this Section 4.4 or this clause (e); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness or Preferred Stock of a Subsidiary described in clause (c) of this Section 4.4, such Refinancing Indebtedness shall be Incurred only by such Subsidiary; and

          (f) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by a Restricted Subsidiary in the ordinary course of its business and which do not secure Indebtedness other than the Indebtedness and obligations with respect to which they were issued and (B) under Currency Agreements which relate to other Indebtedness and Interest Rate Agreements Incurred which, at the time of Incurrence, is in the ordinary course of business; provided, however, that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are directly related to Indebtedness permitted to be Incurred by a Restricted Subsidiary pursuant to this Indenture.

          (g) The Company will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt, provided, however, if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an Incurrence of Indebtedness by the Company or a Restricted Subsidiary.

          (h)  For purposes of determining compliance with this Section 4.4,
(i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses in this Section 4.4 and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described in this Section 4.4.

          SECTION 4.5.  Limitation on Restricted Payments.  (a)  The Company
                        ---------------------------------
will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted
Payment:

          (1) a Default or Event of Default shall have occurred and be continuing (or would result therefrom);

          (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.3(a); or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of the Company, whose determination will be evidenced by a resolution of such Board of Directors certified in an Officers' Certificate to the Trustee) declared or made subsequent to the Issue Date, would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of Capital Stock (other than Disqualified Stock) or other cash contributions from the Guarantor to its capital subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than a sale or issuance to a trust established by the Company, or any of its Restricted Subsidiaries); (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); and
     (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

          (b)  The provisions of Section 4.5(a) will not prohibit:

          (i) any purchase, redemption, defeasance or other acquisition of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or to a trust established by the Company or any of its Subsidiaries); provided, however, that (A) such purchase, redemption, defeasance or other acquisition will be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.5(a)(3) and (B) the Net Cash Proceeds from such sale will be excluded from Section 4.5(a)(3)(B);

          (ii) any purchase, redemption, defeasance or other acquisition of Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company; provided, however, that (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Obligations being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Obligations so redeemed, repurchased acquired or retired), (B) such new Indebtedness is subordinated to the Securities at least to the same extent as such Subordinated Obligations so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date later than the earlier of the final scheduled maturity date of the Subordinated Obligations being so redeemed and the final scheduled maturity date of the Securities and (D) such new Indebtedness has an Average Life equal to or greater than the Average Life of the Securities; provided further, however, that such purchase, redemption, defeasance or other acquisition will be excluded in the calculation of the amount of Restricted Payments;

          (iii) the purchase by the Company or a Wholly Owned Subsidiary of shares of Lucas Argentina pursuant to the Lucas Argentina Option; provided that the amount of any such purchase shall be excluded from the calculation of the amount of Restricted Payments;

           (iv) the purchase by the Company or a Wholly Owned Subsidiary of any of the approximately 1% of the outstanding shares of Lucas Argentina not owned by the Company, directly or indirectly, on or after the Issue Date and not subject to the Lucas Argentina Option for an aggregate purchase price not to exceed $300,000; provided that the amount of any such purchase shall be excluded from the calculation of the amount of Restricted Payments;

          (v) any dividend, distribution, purchase or payment made to the Guarantor on or after the Issue Date in connection with the Recapitalization in an aggregate amount not to exceed $30.1 million; provided that the amount of any such dividend shall be excluded from the calculation of the amount of Restricted Payments;

          (vi) any dividend paid to the Guarantor the proceeds of which are used for repurchases by the Guarantor of Common Stock of the Guarantor from employees, officers and directors of the Guarantor, the Company or any of their respective Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed the sum of (A) $1.0 million in any calendar year plus (B) to the extent previously received by the Company, the aggregate net cash proceeds from any reissuance during such calendar year of Common Stock of the Guarantor to employees, officers or directors of the Guarantor, the Company and their respective Subsidiaries plus (C) to the extent previously received by the Company, the aggregate net cash proceeds from any payments on life insurance policies with respect to any employees, officers or directors of the Guarantor, the

     Company and their respective Subsidiaries which proceeds are used to purchase the Common Stock of the Guarantor held by any such employees, officers or directors; provided that the amount of any such dividend shall be included in the calculation of the amount of Restricted Payments;

          (vii) any dividend paid to the Guarantor in respect of overhead expenses, tax liabilities and legal, accounting and other professional fees and expenses that are directly attributable to the operations of the Company and its Restricted Subsidiaries, provided that the amount of any such dividends will be excluded from the calculation of the amount of Restricted Payments; and

          (viii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that the amount of such dividend will be included in the calculation of the amount of Restricted Payments;

and, provided further, that, at the time of, and after giving effect to, any Restricted Payment permitted by clauses (i), (ii), (iv) and (vi) of this Section 4.5(b) no Default or Event of Default shall have occurred and be continuing.

          SECTION 4.6.  Limitation on Restrictions on Distributions from
                        ------------------------------------------------
Restricted Subsidiaries.  The Company will not, and will not permit any
-----------------------
Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary, except:

     (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

     (2) any encumbrance or restriction with respect to the Argentina Credit Facility, the South Africa Credit Facility or the U.K. Credit Facility; provided, however, that, except during a period when a default or an event of default under such facilities shall have occurred and be continuing, no such encumbrance or restriction shall limit the ability of the applicable borrower under any such facility to dividend, loan, advance or otherwise transfer funds to the Company required to pay interest, including additional cash interest and Principal on the Securities;

     (3) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was acquired by the Company or a Restricted Subsidiary) and outstanding on such date;

     (4) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1), (2) or (3) of this Section 4.6 or contained in any amendment to an agreement referred to in clause (1), (2) or (3) of this Section 4.6; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such predecessor agreements, as determined in good faith by the Company and evidenced by an Officers' Certificate;

     (5) in the case of clause (iii) of this Section 4.6, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract;

     (6) in the case of clause (iii) of this Section 4.6, contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or mortgages;

     (7) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

     (8) any such encumbrance or restriction imposed by applicable law.

          SECTION 4.7.  Limitation on Sale of Assets and Subsidiary Stock.  (a)
                        -------------------------------------------------
The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition (including as to the value of all non cash consideration), as determined in good faith by the Board of Directors of the Company and evidenced by a board resolution certified by the Secretary of the Company and furnished to the Trustee, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be, (A) first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Senior Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that any temporary prepayment or temporary repayment of amounts outstanding under the New U.S. Credit Facility pending application pursuant to clause (B) shall not constitute a prepayment or repayment of Senior Indebtedness pursuant to this clause (A); (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary, as the case may be, elects, to the investment by the Company or any Wholly Owned Subsidiary in Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) of this Section 4.7(a), to make an Offer (as defined below) to Holders of the Securities to purchase Notes pursuant to and subject to the conditions set forth in paragraph (b) of this Section 4.7; and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses
(A), (B) and (C) of this Section 4.7(a), to (x) the acquisition by the Company or any Wholly Owned Subsidiary of Additional Assets or (y) the prepayment, repayment or purchase of Indebtedness of the Company (other than Indebtedness owed to an Affiliate of the Company and other than Disqualified Stock of the Company) or Indebtedness of any Restricted Subsidiary (other than Indebtedness owed to the Company or an Affiliate of the Company), in each case within 360 days from the later of the receipt of such Net Available Cash and the date the Offer is consummated; provided, however that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) of this
Section 4.7(a), the Company or such Restricted Subsidiary will permanently retire such Indebtedness and will cause any related loan commitment or availability (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

          Notwithstanding the foregoing provisions of this Section 4.7(a), the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section 4.7 exceeds $5,000,000. Pending application of Net Available Cash pursuant to this Section 4.7, such Net Available Cash shall be invested in Permitted

Investments or to reduce outstanding loans under any working capital facility.

          For the purposes of this Section 4.7(a) but not for purposes of the definition of "Net Available Cash", the following are deemed to be cash: (x) the assumption by the transferee of Indebtedness of the Company (other than Disqualified Stock of the Company and other than Indebtedness that is subordinated to the Securities) or Indebtedness of any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

          Notwithstanding the requirement in clause (ii) of Section 4.7(a) that at least 75% of the consideration received in connection with an Asset Disposition consist of cash or cash equivalents, the Company or its Restricted Subsidiaries may sell or cause to be sold (A) assets of Lucas Argentina or its Subsidiaries or (B) shares of Capital Stock of Lucas Argentina or its Subsidiaries representing less than 50% of the total voting power of the Capital Stock thereof in exchange for Additional Assets, equity interests in joint ventures or other Persons engaged in a Related Business; provided that (1) in the event such exchange transaction or series of related exchange transactions (each an "Exchange Transaction") involves an aggregate value in excess of $1.0 million, the terms of such Exchange Transaction shall have been approved by a majority of the members of the Board of Directors of the Company having no personal stake in such Exchange Transaction, (2) in the event such Exchange Transaction involves an aggregate value in excess of $5.0 million, the Company shall have received a written opinion from a nationally recognized independent investment banking firm that the Company has received consideration equal to the fair market value of the assets or Capital Stock being disposed of and (3) the fair market value (as determined in good faith by the Board of Directors of the Company as of the date of each such Exchange Transaction) of all such Exchange Transactions made since the Issue Date is no more than $10.0 million in the aggregate.

          (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.7(a)(iii)(C), the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount (without premium) plus accrued interest to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company will apply the remaining Net Available Cash in accordance with Section 4.7(a)(iii)(D).

The Company shall not be required to make an Offer for Notes pursuant to this
Section 4.7(b) if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of Section 4.7(a)) are less than $10.0 million for all Asset Dispositions (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

          (c)(1) Promptly, and in any event within 30 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, at the address appearing in the security register, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain all instructions and materials necessary to tender Securities pursuant to the Offer.

          (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.7(a). Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. Not later than 11:00 a.m. (New York City time) on the Purchase Date, the Company shall irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as Paying Agent, segregate and hold in trust) an amount in cash sufficient to pay the Offer Amount for all Securities properly tendered to and accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price.

          (3) Holders electing to have a Security purchased will be required to surrender the Security, together with all necessary endorsements and other appropriate materials duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election in whole or in part if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) which was delivered for purchase by the Holder, the aggregate principal amount of such Security (if any) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Company and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (4) A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.7. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.7, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.7 by virtue thereof.

          SECTION 4.8.  Limitation on Transactions With Affiliates.  (a)  The
                        ------------------------------------------
Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless (i) the terms of such transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;
(ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1,000,000, the terms of such transaction are set forth in writing and shall have been approved by a majority of the members of the Board of Directors of the Company having no personal stake in such Affiliate Transaction (and such majority determines that such Affiliate Transaction satisfies the criteria in clause (i) of this Section 4.8(a)) and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $5,000,000, the Company has received a written opinion from a nationally recognized independent investment banking firm that such Affiliate Transaction is fair to the Company and its Restricted Subsidiaries from a financial point of view.

          (b)  The foregoing provisions of Section 4.8(a) shall not prohibit:

               (i)    any Restricted Payment permitted to be made pursuant to
     Section 4.5;

               (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;

               (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors of the Company;

               (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $1.5 million in the aggregate outstanding at any one time;

               (v) the payment of reasonable fees and indemnities to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

               (vi) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries;

               (vii) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company; and

               (viii) the payment to Genstar Investment Corporation or an affiliate of an annual management fee not to exceed an amount per annum equal to the greater of $900,000 and 0.3% of the Company's consolidated net sales, plus, in each case, the reimbursement of reasonable out-of-pocket expenses.

          SECTION 4.9.  Change of Control.  (a)  Upon the occurrence of a
                        -----------------
Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), in accordance with the terms contemplated in Section 4.9(b).

          (b) (i) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder at its registered address with a copy to the Trustee stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase any or all of such Holder's Securities in denominations of $1,000 or any integral multiple thereof at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

          (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Securities purchased by the Company.

          (c) Holders electing to have a Security purchased will be required to surrender the Security, together with all necessary endorsements and other appropriate materials duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder as to which such notice of withdrawal is being submitted and a statement that such Holder is withdrawing his election to have such Security purchased.

          (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price, including premium, if any, plus accrued and unpaid interest, if any, to the Holders entitled thereto.

          (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.9. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.9, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.9 by virtue thereof.

          (f) Notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to repurchase the Securities or otherwise comply with this Section if the Company has irrevocably elected to redeem all the Securities in accordance with Article 3; provided that the Company does not default in its redemption obligations pursuant to such election.

          SECTION 4.10.  Limitation on Sale or Issuance of Capital Stock of
                         --------------------------------------------------
Restricted Subsidiaries.  The Company (i) will not, and will not permit any
-----------------------
Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company or a Wholly Owned Subsidiary), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Restricted Subsidiary (or, (x) in the case of a non-Wholly Owned Subsidiary, all of the Capital Stock of such Subsidiary owned by the Company and
(y) in the case of Lucas Argentina and its Subsidiaries, shares of Capital Stock in Exchange Transactions in accordance with Section 4.7 so long as after any such sale Lucas Argentina continues to constitute a Restricted Subsidiary) and
(b) the net cash proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.7 and (ii) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares or similar shares and, in the case of a Non-U.S./U.K. Subsidiary, shares required to be owned by citizens of such Subsidiary's jurisdiction of organization) to any Person other than to the Company or a Wholly Owned Subsidiary or to officers or employees of such Restricted Subsidiary in connection with stock options or stock ownership or other benefit plans approved by the Board of Directors of the Company.

          SECTION 4.11.  Limitation on Liens.  The Company will not, and will
                         -------------------
not permit any Restricted Subsidiary of the Company to, directly or indirectly, create or permit to exist any Lien on any of its property or assets (including Capital Stock), whether owned on the Issue Date or thereafter acquired, securing any obligation, other than Permitted Liens, unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with (or on a senior basis to, in the case of Subordinated Obligations) such obligation for so long as such obligation is so secured.

          SECTION 4.12.  Limitation on Sale/Leaseback Transactions.  The
                         -----------------------------------------
Company will not, and will not permit any Restricted Subsidiary of the Company to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable

Indebtedness with respect to such Sale/Leaseback Transaction pursuant to Section
4.3 and (B) create a Lien on such property securing such Attributable Indebtedness without equally and ratably securing the Securities pursuant to
Section 4.11, (ii) the net cash proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined in good faith by the Board of Directors of the Company and certified in an Officers' Certificate to the Trustee) of such property and (iii) the transfer of such property is permitted by, and the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with Section 4.7.

          SECTION 4.13.  Limitation on Business Activities and Investments of
                         ----------------------------------------------------
the Guarantor and Existing Non-Company Guarantor Subsidiaries.  (a) The
-------------------------------------------------------------
Guarantor shall not (i) engage in any activities or hold any assets other than the Capital Stock of the Company and of the Existing Non-Company Guarantor Subsidiaries or (ii) Incur any liabilities other than (A) liabilities under the PEI Guarantee, (B) liabilities under Guarantees by the Guarantor of amounts under the New U.S. Credit Facility, (C) liabilities under Guarantees by the Guarantor of the performance of the Company's obligations in connection with the Lucas Acquisition and (D) liabilities for overhead expenses, taxes and legal, accounting and other professional fees and expenses. The Guarantor shall not make any Investment other than in (i) the Voting Stock of the Company and of the Existing Non-Company Guarantor Subsidiaries, (ii) Guarantees permitted by this
Section 4.13 (iii) Temporary Cash Investments and (iv) connection with the Recapitalization; provided, however, that if the Guarantor merges into the Company, the covenant in this Section 4.13(a) shall no longer be applicable.

          (b) The Guarantor shall cause each Existing Non-Company Guarantor Subsidiary not to (i) engage in any activities other than activities conducted by such Existing Non-Company Guarantor Subsidiary as of the Issue Date or (ii) Incur any liabilities; provided, however, that if any Existing Non-Company Guarantor Subsidiary shall merge into the Company or any Wholly Owned Subsidiary, the covenant in this Section 4.3(b) shall no longer be applicable with respect to such Existing Non-Company Guarantor Subsidiary.

          SECTION 4.14.  Compliance Certificate.  The Company and the Guarantor
                         ----------------------
shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate signed by the chief executive officer, the chief financial officer or the chief accounting officer stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA (S) 314(a)(4).

          SECTION 4.15.  Further Instruments and Acts.  Upon reasonable request
                         ----------------------------
of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.16.  Maintenance of Office or Agency.  The Company shall
                         -------------------------------
maintain the office or agency required under Section 2.3. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

          SECTION 4.17.  Corporate Existence.  Except as otherwise permitted by
                         -------------------
Article V and Section 4.9, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith (such determination to be evidenced by a board resolution certified by the Secretary of the Company and furnished to the Trustee), that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole.

          SECTION 4.18.  Payment of Taxes and Other Claims.  The Company shall
                         ---------------------------------
pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

          SECTION 4.19. Maintenance of Properties and Insurance. (a) The Company
                        ---------------------------------------
shall, and shall cause each of its Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make or cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business, all as in the reasonable judgment of the Company as is necessary so that the business carried on by Company and its Subsidiaries may be actively conducted; provided, however, that nothing in this
Section 4.19 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or the Subsidiary, as the case may be (such judgment to be evidenced by a board resolution certified by the Secretary of the Company and furnished to the Trustee), desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

          (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America, any state thereof or any agency or instrumentality of such governments, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.


                                   ARTICLE V

                               Successor Company
                               -----------------

          SECTION 5.1.  When the Company May Merge or Transfer Assets.  The
                        ---------------------------------------------
Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

               (i) the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws
     ------------------
     of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

               (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

               (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under Section 4.3(a);

               (iv) immediately after giving effect to such transaction, the Successor Company will have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

               (v) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture, as set forth in this Indenture.

          The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all its assets or substantially all its assets will not be released from the obligation to pay the Principal of and interest on the Securities.

                                   ARTICLE VI

                             Defaults and Remedies
                             ---------------------

          SECTION 6.1.  Events of Default.  An "Event of Default" occurs if:
                        -----------------

          (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

          (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

          (3)  the Company fails to comply with Article V;

          (4) the Guarantor or the Company fails to comply with Section 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12 or 4.13 (other than a failure to repurchase Securities when required pursuant to Section 4.7 or
     4.9 which failure
     shall constitute an Event of Default under Section 6.1(2)) and such failure continues for 30 days after the notice specified below;

          (5) the Company or the Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

          (6) the Company or the Guarantor or any Significant Subsidiary of the Company fails to pay any interest or Principal on any Indebtedness within any applicable grace period provided in such Indebtedness after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent at the time;

          (7) the Company, the Guarantor or a Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D)  makes a general assignment for the benefit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company, the Guarantor or any Significant Subsidiary of the Company in an involuntary case;

               (B) appoints a Custodian of the Company, the Guarantor or any Significant Subsidiary or for any substantial part of its property of the Company, the Guarantor or Significant Subsidiary; or

               (C) orders the winding up or liquidation of the Company, the Guarantor or any Significant Subsidiary of the Company;

     (or any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 60 days; or

          (9) any judgment or decree by a court of competent jurisdiction for the payment of money in excess of $10.0 million or its foreign currency equivalent at the time is entered against the Company, the Guarantor or any Significant Subsidiary of the Company and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not discharged, waived or stayed within 10 days after notice and is not covered by an insurance company which has accepted coverage or (B) such judgment or decree remains unpaid and outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice and is not covered by an insurance company which has accepted coverage.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any
                                                    ------------------
similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (4), (5), (6) and (9) of this Section 6.1 is not an Event of Default until the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice to the Company gives notice of the Default and the Company does not cure such Default within the time specified in said clause (4), (5),
(6) or (9) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) of this Section 6.1 and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9) of this Section 6.1 and what action the Company is taking or proposes to take with respect thereto. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year.

          SECTION 6.2.  Acceleration.  If an Event of Default (other than an
                        ------------
Event of Default specified in Section 6.1(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the Principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such Principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(7) or (8) with respect to the Company occurs and is continuing, the Principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable
                     ---- -----
without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of acceleration and the Trustee has been paid all amounts due to it pursuant to
Section 7.7. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.3.  Other Remedies.  If an Event of Default occurs and is
                        --------------
continuing, the Trustee may pursue any available remedy to collect the payment of Principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

          SECTION 6.4.  Waiver of Past Defaults.  The Holders of a majority in
                        -----------------------
aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive any past or existing Default and its consequences except (i) a Default in the payment of the Principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.5.  Control by Majority.  Upon provision of reasonable
                        -------------------
indemnity to the Trustee satisfactory to the Trustee, the Holders of a majority in aggregate principal amount of the

Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee, which may rely on opinions of counsel, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the
                                                    --------  -------
Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

          SECTION 6.6.  Limitation on Suits.  A Holder may not pursue any
                        -------------------
remedy with respect to this Indenture or the Securities unless:

               (i) the Holder gives to the Trustee previous written notice stating that an Event of Default is continuing;

               (ii) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

               (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

               (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

               (v) the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 6.7.  Rights of Holders To Receive Payment.  Notwithstanding
                        ------------------------------------
any other provision of this Indenture, the right of any Holder to receive payment of Principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.8.  Collection Suit by Trustee.  If an Event of Default
                        --------------------------
specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section
7.7.

          SECTION 6.9.  Trustee May File Proofs of Claim.  The Trustee may file
                        --------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

          SECTION 6.10.  Priorities.  If the Trustee collects any money or
                         ----------
property pursuant to this Article VI, it shall pay out the money or property in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.7;

          SECOND: to Securityholders for amounts due and unpaid on the Securities for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Principal and interest, respectively; and

          THIRD:  to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11.  Undertaking for Costs.  In any suit for the
                         ---------------------
enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

          SECTION 6.12.  Waiver of Stay or Extension Laws.  The Company (to the
                         --------------------------------
extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE VII

                                    Trustee
                                    -------

          SECTION 7.1.  Duties of Trustee.  (a)  If an Event of Default has
                        -----------------
occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b)  Except during the continuance of an Event of Default:

               (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                                                                              58
               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

          SECTION 7.2.  Rights of Trustee.  (a)  The Trustee may rely on any
                        -----------------
document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful
        --------  -------
misconduct or negligence.

          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any other obligor on the Securities or by any Holder of the Securities.

          SECTION 7.3.  Individual Rights of Trustee.  The Trustee in its
                        ----------------------------
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.4.  Trustee's Disclaimer.  The Trustee shall not be
                        --------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities or the PEI Guarantee, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.5.  Notice of Defaults.  If a Default or an Event of
                        ------------------
Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of Principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Securityholders.

          SECTION 7.6.  Reports by Trustee to Holders.  As promptly as
                        -----------------------------
practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b). The Trustee shall promptly deliver to the Company a copy of any report it delivers to Holders pursuant to this Section 7.6.

                                                                              60
          A copy of each report at the time of its mailing to Securityholders shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.7.  Compensation and Indemnity.  The Company shall pay to
                        --------------------------
the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as may arise from its negligence, wilful misconduct or bad faith, unless the Trustee shall have complied with the applicable standard of care required by the TIA. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; provided that prior approval by the Company of any such expenditure
          --------
shall not be a requirement for the making of such expenditure nor for reimbursement by the Company thereof. The Company shall indemnify each of the Trustee and any predecessor Trustees against any and all loss, damage, claim, liability or expense (including attorneys' fees and expenses) (other than taxes applicable to the Trustee's compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel, and the Company will pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith, unless the Trustee shall have complied with the applicable standard of care required by the TIA.

          To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay Principal of and interest on particular Securities.

          The Company's payment obligations pursuant to this Section 7.7 shall survive the resignation or removal of the Trustee and discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section

6.1(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.8.  Replacement of Trustee.  The Trustee may resign at any
                        ----------------------
time with 30 days notice to the Company. The Holders of a majority in principal amount of the Securities then outstanding, may remove the Trustee with 30 days notice to the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (i)    the Trustee fails to comply with Section 7.10;

          (ii)   the Trustee is adjudged bankrupt or insolvent;

          (iii) a receiver or other public officer takes charge of the Trustee or its property; or

          (iv)   the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

          SECTION 7.9.  Successor Trustee by Merger.  If the Trustee
                        ---------------------------
consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided that such corporation shall
                                            --------
be eligible under this Article Seven and TIA Section 3.10(a).

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10.  Eligibility; Disqualification.  The Trustee shall at
                         -----------------------------
all times satisfy the requirements of TIA (S) 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
(S) 310(b); provided, however, that there shall be excluded from the operation
            --------  -------
of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

          SECTION 7.11.  Preferential Collection of Claims Against Company.
                         -------------------------------------------------
The Trustee shall comply with (S) TIA 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.


                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance
                       ----------------------------------

          SECTION 8.1.  Discharge of Liability on Securities; Defeasance.
                        ------------------------------------------------
(a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or
(ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof or the Securities will become due and payable at their Maturity within 91 days, or the Securities are to be called for redemption within 91 days under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in each case of this clause (ii), the Company irrevocably deposits or causes to be deposited with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel from the Company that all conditions precedent provided herein for relating to satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Company.

          (b) Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations and the obligations of the Guarantor under Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11,
4.12 and 4.13 and the operation of Sections 6.1(4), 6.1(5), 6.1(6), 6.1(7) (but only with respect to a Significant Subsidiary), 6.1(8) (but only with respect to a Significant Subsidiary), 6.1(9), 5.1(iii) and 5.1(iv) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(4), 6.1(5), 6.1(6), 6.1(7) (but only with respect to a Significant Subsidiary), 6.1(8) (but only with respect to a Significant Subsidiary) or 6.1(9) or because of the failure of the Company to comply with Sections 5.1(iii) and 5.1(iv). If the Company exercises its legal defeasance option, the Guarantor will be released from all of its obligations under the PEI Guarantee.

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.7, 4.1, 4.16, 4.17, 7.7, 7.8, 8.4, 8.5
and 8.6 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

                                                                              64
          SECTION 8.2.  Conditions to Defeasance.  The Company may exercise
                        ------------------------
its legal defeasance option or its covenant defeasance option only if:

               (i) the Company irrevocably deposits or causes to be deposited in trust with the Trustee money or U.S. Government Obligations which through the scheduled payment of Principal and interest in respect thereof in accordance with their terms will provide cash at such times and in such amounts as will be sufficient to pay Principal and interest when due on all outstanding Securities (except Securities replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

               (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of Principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay Principal and interest when due on all outstanding Securities (except Securities replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

          (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.1(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

          (iv) the deposit does not constitute a default under any other material agreement binding on the Company;

          (v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (vii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of

     Counsel to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

          (viii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this
     Article 8 have been complied with.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

          SECTION 8.3.  Application of Trust Money. The Trustee shall hold in
                        --------------------------
trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent as the Trustee may determine and in accordance with this Indenture to the payment of Principal of and interest on the Securities.

          SECTION 8.4.  Repayment to Company. The Trustee and the Paying
                        --------------------
Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of Principal or interest that remains unclaimed for two years after the date of payment of such Principal and interest, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

          SECTION 8.5.  Indemnity for Government Obligations. The Company
                        ------------------------------------
shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the Principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Securities; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder's account.

          SECTION 8.6.  Reinstatement. If the Trustee or Paying Agent is
                        -------------
unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under

                                                                              66
this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, (a) if
                                               --------  -------
the Company has made any payment of interest on or Principal of any Securities following the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company's obligations has occurred and continues to be in effect.

                                   ARTICLE IX

                                   Amendments
                                   ----------

          SECTION 9.1.  Without Consent of Holders.  The Company, the Guarantor
                        --------------------------
and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

          (i)      to cure any ambiguity, omission, defect or inconsistency;

          (ii)     to comply with Article 5;

          (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the
                                       --------  -------
     uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are as described in Section 163(f)(2)(B) of the Code;

          (iv)   to add Guarantees with respect to the Securities;

          (v)    to secure the Securities;

          (vi) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (vii) to make any change that does not adversely affect the rights of any Securityholder; and

          (viii) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA.

          After an amendment under this Section 9.1 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

          SECTION 9.2. With Consent of Holders.  The Company, the Guarantor and
                        -----------------------
the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for Securities). However, without the consent of each Securityholder affected, an amendment may not:

          (i) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the rate of or extend the time for payment of interest on any Security;

          (iii) reduce the principal of or extend the Stated Maturity of any Security;

          (iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

          (v) make any Security payable in money other than that stated in the Security;

          (vi) impair the right of any Holder to receive payment of Principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities; or

          (vii)   make any change in the second sentence of this Section 9.2.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 9.2 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

          SECTION 9.3. Compliance with Trust Indenture Act.  Every amendment to
                       -----------------------------------
this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.4. Revocation and Effect of Consents and Waivers.  A
                       ---------------------------------------------
consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. After an amendment or waiver becomes effective, it shall bind every Securityholder.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.5. Notation on or Exchange of Securities.  If an amendment
                       -------------------------------------
changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.6. Trustee To Sign Amendments.  The Trustee shall sign any
                       --------------------------
amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, in addition to the documents required by Section 12.4, an Officers' Certificate and an Opinion of Counsel stating that such amendment complies with the provisions of this Article 9.

          SECTION 9.7. Payment for Consent.  Neither the Company nor any
                       -------------------
affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for, or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE X

                                 PEI Guarantee
                                 -------------

          SECTION 10.1.   PEI Guarantee.  (a)  The Guarantor, as primary obligor
                          -------------
and not merely as surety, hereby unconditionally and irrevocably guarantees on a senior basis to each Holder and to the Trustee and its successors and assigns
(a) the full and punctual payment of Principal of and interest on the Securities when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, and that the Guarantor will remain bound under this Article X notwithstanding any extension or renewal or any Guaranteed Obligation.

          (b) The Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof;
(c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of the Guarantor.

          (c) The Guarantor further agrees that the PEI Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

          (d) The PEI Guarantee is an unsecured senior obligation of the Guarantor and ranks pari passu with other senior unsecured indebtedness of the Guarantor.

          (e) The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

          (f) The Guarantor further agrees that the PEI Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of Principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          (g) The PEI Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations, (b) be binding upon the Guarantor and (c) enure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

          (h) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the Principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid Principal amount of such Guaranteed Obligations,
(ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

          (i) The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in
Article VI for the purposes of the PEI Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section 10.1.

          (j) The Guarantor also agrees to pay any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.1.

          SECTION 10.2.   Limitation on Liability.  Any term or provision of
                          -----------------------
this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

          SECTION 10.3.   Successors and Assigns.  This Article X shall be
                          ----------------------
binding upon the Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this

Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 10.4.   No Waiver.  Neither a failure nor a delay on the part
                          ---------
of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

          SECTION 10.5.   Modification.  No modification, amendment or waiver of
                          ------------
any provision of this Article X, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed

                                                                              72
by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                                   ARTICLE XI

                                 Miscellaneous
                                 -------------

          SECTION 11.1.  Trust Indenture Act Controls.  If any provision of this
                         ----------------------------
Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

          SECTION 11.2.  Notices.  Any notice or communication shall be in
                         -------
writing and delivered in person or mailed by first-class mail addressed as follows:

               if to the Company:

               Prestolite Electric Incorporated
               2100 Commonwealth Boulevard
               Ann Arbor, Michigan  48105

               Attention:  Kenneth C. Cornelius

               if to the Guarantor:

               PEI Holding, Inc.
               2100 Commonwealth Boulevard
               Ann Arbor, Michigan  48105

               Attention:  Kenneth C. Cornelius

               if to the Trustee:

               First Trust National Association
               Buhl Building, Suite 740
               535 Griswold
               Detroit, Michigan 48226

               Attention:  Corporate Trust Administration

          The Company, the Guarantor, or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 11.3.  Communication by Holders with other Holders. Security-
                         -------------------------------------------
holders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

          SECTION 11.4.  Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------
Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 11.5.  Statements Required in Certificate or Opinion.  Each
                         ---------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (i) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 11.6.  When Securities Disregarded.  In determining whether
                         ---------------------------
the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 11.7.  Rules by Trustee, Paying Agent and Registrar.  The
                         --------------------------------------------
Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 11.8.  Legal Holidays.  A "Legal Holiday" is a Saturday, a
                         --------------      -------------
Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 11.9.  Governing Law.  This Indenture and the Securities shall
                         -------------
be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 11.10.  No Recourse Against Others.  A director, officer,
                          --------------------------
employee or stockholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 11.11.  Successors.  All agreements of the Company and the
                          ----------
Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.12.  Multiple Originals.  The parties may sign any number
                          ------------------
of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 11.13.  Variable Provisions.  The Company initially appoints
                          -------------------
the Trustee as Paying Agent and Registrar and custodian with respect to any Global Securities.

          SECTION 11.14.  Qualification of Indenture.  The Company shall qualify
                          --------------------------
this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

          SECTION 11.15.  Table of Contents; Headings.  The table of contents,
                          ---------------------------
cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                             PRESTOLITE ELECTRIC INCORPORATED


                                             By: /s/ Kenneth C. Cornelius
                                                ______________________________
                                                 Name: Kenneth C. Cornelius
                                                 Title: Vice President and
                                                        Chief Financial Officer


                                             PEI HOLDING, INC.


                                             By: /s/ Kenneth C. Cornelius
                                                ______________________________
                                                 Name: Kenneth C. Cornelius
                                                 Title: Vice President and
                                                        Chief Financial Officer



                                             FIRST TRUST NATIONAL ASSOCIATION,
                                             as Trustee



                                             By: /s/ James D. Khami
                                                 ______________________________
                                                  Name: James D. Khami
                                                  Title: Vice President

                                                 RULE 144A/REGULATION S APPENDIX


          FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A AND TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN
                           RELIANCE ON REGULATION S.

                   PROVISIONS RELATING TO INITIAL SECURITIES,
                   ------------------------------------------
                          PRIVATE EXCHANGE SECURITIES
                          ---------------------------
                            AND EXCHANGE SECURITIES
                            -----------------------

          1.   Definitions.
               -----------

          1.1  Definitions.
               -----------

               For the purposes of this Appendix the following terms shall have the meanings indicated below:

          "Depositary" means The Depository Trust Company, its nominees and their respective successors and assigns.

          "Exchange Securities" means the 9-5/8% Senior Notes Due 2008 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

          "Initial Purchasers" means Credit Suisse First Boston Corporation and BT Alex.Brown Incorporated.

          "Initial Securities" means the 9-5/8% Senior Notes Due 2008, issued under this Indenture on or about the date hereof.

          "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

          "Private Exchange Securities" means the 9-5/8% Senior Notes Due 2008, if any, to be issued pursuant to this Indenture to the Initial Purchasers in a Private Exchange.

          "Purchase Agreement" means the Purchase Agreement dated January 16, 1998, among the Company, the Guarantor and the Initial Purchasers.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

          "Registration Rights Agreement" means the Registration Rights Agreement dated January 22, 1998 among the Company, the Guarantor and the Initial Purchasers.

          "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor person thereto and shall initially be the Trustee.

          "Shelf Registration Statement" means the registration statement issued by the Company, in connection with the offer and sale of Initial Securities or Private Exchange Securities, pursuant to the Registration Rights Agreement.

          "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(d) hereto.

          1.2  Other Definitions
               -----------------

                                                          Defined in
                                                          ----------
               Term                                         Section:
               ----                                         -------

"Agent Members"............................................ 2.1(b)
"Global Security".......................................... 2.1(a)
"Regulation S"............................................. 2.1(a)
"Rule 144A"................................................ 2.1(a)

          2.   The Securities.
               --------------

          2.1  Form and Dating.
               ---------------

               The Initial Securities are being offered and sold by the Company pursuant to the Purchase Agreement.

               (a)  Global Securities. Initial Securities offered and sold to a
                    -----------------
QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

          (b) Book-Entry Provisions.  This Section 2.1(b) shall apply only to a
              ---------------------
Global Security deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (c) Certificated Securities.  Except as provided in this Section 2.1
              -----------------------
or Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

          2.2  Authentication.  The Trustee shall authenticate and deliver:  (1)
               --------------
Initial Securities for original issue in an aggregate principal amount of U.S. $125.0 million and (2) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed U.S. $125 million except as provided in
Section 2.7 of this Indenture.

          2.3  Transfer and Exchange.  (a)  Transfer and Exchange of Global
               ---------------------        -------------------------------
Securities.  (i)  The transfer and exchange of Global Securities or beneficial
----------
interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

          (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary of another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 of this Appendix or
     Section 2.9 of this Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (b)  Legend.
               ------

          (i)  Except as permitted by the following paragraphs (ii), (iii) and
     (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

          "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE

          UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
          (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

          (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Securities or such Private Exchange Securities will cease to apply, but the requirements requiring such Initial Securities or such Private Exchange Securities issued to certain Holders be issued in global form will continue to apply, and Initial Securities or Private Exchange Securities in global form without legends will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's Initial Securities or Private Exchange Securities or directions to transfer such Holder's interest in the Global Security, as applicable.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will continue to apply and Initial Securities in global form with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

          (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply, and Private Exchange Securities in global form with the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

          (c) Cancellation or Adjustment of Global Security.  At such time as
              ---------------------------------------------
all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (d) Obligations with Respect to Transfers and Exchanges of Securities.
              -----------------------------------------------------------------

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar's or any co-registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.6, 4.9 and Section 9.5.

          (iii) The Registrar or any co-registrar shall not be required to register the transfer of or exchange of (a) any certificated Security selected for redemption in whole or in part pursuant to Article III of this Indenture, except the unredeemed portion of any certificated Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

          (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of Principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (e)    No Obligation of the Trustee.
                 ----------------------------

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any

     Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          2.4  Certificated Securities.
               -----------------------

          (a) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Initial Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legend set forth in Exhibit 1 hereto.

          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                       TO RULE 144A/REGULATION S
                                                                        APPENDIX


                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THIS INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH
(iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                        PRESTOLITE ELECTRIC INCORPORATED

No. __                                           Principal Amount $_____________

                                                             CUSIP NO. _________

                          9-5/8% Senior Note Due 2008


          Prestolite Electric Incorporated, a Delaware corporation, promises to pay to __________, or registered assigns, the principal sum of ________________________ Dollars on February 1, 2008.

          Interest Payment Dates:  February 1 and August 1.

          Record Dates:  January 15 and July 15.

          Additional provisions of this Security are set forth on the other side of this Security.


Dated:  January 22, 1998      PRESTOLITE ELECTRIC INCORPORATED


                              by__________________________________________

                              by__________________________________________



TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

This is one of the Securities
referred to in the Indenture.

FIRST TRUST NATIONAL ASSOCIATION
  as Trustee


by
  Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                             (Reverse of Security)


                          9-5/8% Senior Note Due 2008


1.   Interest
     --------

          Prestolite Electric Incorporated, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional cash interest will accrue on this Security at a rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, calculated on the principal amount of this Security as of the date on which such interest is payable. Such interest is payable in addition to any other interest payable from time to time with respect to this Security. The Trustee will not be deemed to have notice of a Registration Default until it shall have received actual notice of such Registration Default.

          The Company will pay interest semiannually on February 1 and August 1 of each year, commencing August 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from January 22, 1998. The Company shall pay interest on overdue Principal at 1% per annum in excess of the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment
     -----------------

          By at least 11:00 a.m. (New York City time) on the date on which any Principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such Principal and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.   Paying Agent and Registrar
     --------------------------

          Initially, First Trust National Association, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent.


4.   Indenture
     ---------

          The Company issued the Securities under an Indenture dated as of January 22, 1998 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, PEI Holding, Inc., the parent corporation of the Company (the "Guarantor") and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the
    ------
"Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Securities are unsecured senior obligations of the Company limited to $125.0 million aggregate principal amount (subject to Section 2.7 of the Indenture). The Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Private Exchange Securities and Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture and the Registration Rights Agreement. The Initial Securities, the Private Exchange Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, certain purchases or redemptions of Subordinated Obligations, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the investments of the Company and its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

          To guarantee the due and punctual payment of the Principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantor, as primary obligor and not merely as surety, has unconditionally and irrevocably guaranteed such obligations on a senior basis pursuant to the terms of Article X the Indenture.

5.   Optional Redemption
     -------------------

          Except as set forth in this paragraph 5, the Securities will not be redeemable at the option of the Company prior to February 1, 2003. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

          If redeemed during the 12-month period commencing on February 1 of the years set forth below:

     Year                                Redemption Price
     ----                                ----------------

     2003 ............................... 104.8125%
     2004 ............................... 103.2083%
     2005 ............................... 101.6042%
     2006 and thereafter................. 100.0000%


          Notwithstanding the foregoing, at any time or from time to time prior to February 1, 2001, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Securities originally issued with the proceeds of one or more Public Equity Offerings to the extent that, in the case of a Public Equity Offering of the Guarantor, the net cash proceeds thereof are contributed to the equity capital of the Company, at a redemption price (expressed as a percentage of principal amount thereof) of 109.625% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to
                                 --------  -------
such redemption, at least $81.25 million principal amount of the Securities remain outstanding after each such redemption.

6.   Notice of Redemption
     --------------------

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date by first-class mail to each Holder of Securities to be redeemed at his registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.   Put Provisions
     --------------

          Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.   Registration Rights
     -------------------

          The Company is party to a Registration Rights Agreement, dated as of January 22, 1998, among the Company, the Guarantor, Credit Suisse First Boston Corporation and BT Alex.Brown Incorporated pursuant to which it is obligated to pay Liquidated Damages (as defined therein) upon the occurrence of certain Registration Defaults (as defined therein).

9.   Denominations; Transfer; Exchange
     ---------------------------------

          The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may register, transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

10.  Persons Deemed Owners
     ---------------------

          The registered holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money
     ---------------

          If money for the payment of Principal or interest remains unclaimed for two years after the date of payment of Principal and interest, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Defeasance
     ----------

          Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal of and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver
     -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantor and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants of or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

14.  Defaults and Remedies
     ---------------------

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of Principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the

Securities, upon required repurchase, upon declaration or otherwise; (iii) failure by the Company or the Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other indebtedness of the Company, the Guarantor or the Company's Restricted Subsidiaries if the amount accelerated (or so unpaid) exceeds $10.0 million; (v) certain events of bankruptcy or insolvency with respect to the Company, the Guarantor or any Significant Subsidiary; and
(vi) certain judgments or decrees for the payment of money in excess of $10.0 million against the Company, the Guarantor or any Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of Principal or interest) if it determines that withholding notice is not opposed to their interest.

15.  Trustee Dealings with the Company
     ---------------------------------

          Subject to certain limitations set forth in this Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others
     --------------------------

          A director, officer, employee or stockholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication
     --------------

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.  CUSIP Numbers
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  Governing Law
     -------------

          This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: Prestolite Electric Incorporated, 2100 Commonwealth Boulevard, Ann Arbor, Michigan 48105,
Attention:  Chief Financial Officer.

                                ASSIGNMENT FORM

          To assign this Security, fill in the form below:

          I or we assign and transfer this Security to

             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)

     and irrevocably appoint                agent to transfer this Security on
     the books of the Company.  The agent may substitute another to act for him.

________________________________________________________________________________

Date:  ____________________   Your Signature: ___________________

Signature Guarantee:  _________________________________________
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred:

CHECK ONE BOX BELOW:

     (1) [_]1  to the Company; or


     (2) [_]2 pursuant to an effective registration statement under the Securities Act of 1933; or


     (3) [_]3 inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or


     (4) [_]4 outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

        (5)  [_]5   pursuant to another available exemption from registration
                    provided by Rule 144 under the Securities act of 1933.

Unless one of the boxes is checked, the trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is
                                    --------  -------
checked, the trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.



                                         ______________________________
                                                  Signature
Signature Guarantee:

_____________________________            ______________________________
                                                  Signature
(Signature must be guaranteed by a
participant in a recognized Signature
Guarantee Medallion Program or other
signature guarantor program reasonably
acceptable to the Trustee)

_______________________________________________________________________

             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.


          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated: ________________       ______________________________
                              NOTICE:    To be executed by
                                         an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.7 or 4.9 of the Indenture, check the box:

                                     [_]6

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.7 or 4.9 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $


Date: __________ Your Signature ____________________________
               (Sign exactly as your name appears on the
                other side of the Security)


Signature Guarantee: _______________________________________
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The following increases or decreases in this Global
Security have been made:

Date of       Amount of decrease in     Amount of increase in    Principal Amount of       Signature of
Exchange      Principal Amount of       Principal Amount of      this Global Security      authorized officer of
              this Global Security      this Global Security     following such            Trustee or
                                                                 decrease or increase      Securities Custodian

                                                                       EXHIBIT A

                 [FORM OF FACE OF EXCHANGE SECURITY [OR PRIVATE
                              EXCHANGE SECURITY]]
*/
**/
                        PRESTOLITE ELECTRIC INCORPORATED

No. __                                           Principal Amount $_____________

                                                             CUSIP NO. _________

                          9-5/8% Senior Note Due 2008

          Prestolite Electric Incorporated, a Delaware corporation, promises to pay to __________, or registered assigns, the principal sum of ___________________________ Dollars on February 1, 2008.

          Interest Payment Dates:  February 1 and August 1.

          Record Dates:  January 15 and July 15.

          Additional provisions of this Security are set forth on the other side of this Security.

Dated:  __________            PRESTOLITE ELECTRIC INCORPORATED

                              by_____________________________________

                              by_____________________________________

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

This is one of the Securities
referred to in this Indenture.

FIRST TRUST NATIONAL ASSOCIATION
   as Trustee


by
  Authorized Signatory

________________
*/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

**/ [If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in such Exhibit 1.]

                 [FORM OF REVERSE SIDE OF EXCHANGE SECURITY [OR
                          PRIVATE EXCHANGE SECURITY]]

                          9-5/8% Senior Note Due 2008

1.   Interest
     --------

          Prestolite Electric Incorporated, a Delaware corporation (such corporation, and its successors and assigns under this Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional cash interest will accrue on this Security at a rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, calculated on the principal amount of this Security as of the date on which such interest is payable. Such interest is payable in addition to any other interest payable from time to time with respect to this Security. The Trustee will not be deemed to have notice of a Registration Default until it shall have received actual notice of such Registration Default]./***/

          The Company will pay interest semiannually on February 1 and August 1 of each year, commencing August 1, 1998 Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from January 22, 1998. The Company shall pay interest on overdue Principal at 1% per annum in excess of the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment
     -----------------

          By at least 11:00 a.m. (New York City time) on the date on which any Principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such Principal and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on

________________
/***/ Insert if at the time of issuance of the Exchange Security or Private Exchange Security (as the case may be) neither the Registered Exchange Offer has been consummated nor a Shelf Registration Statement has been declared effective in accordance with the Registration Rights Agreement.

or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.   Paying Agent and Registrar
     --------------------------

          Initially, First Trust National Association, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent.

4.   Indenture
     ---------

          The Company issued the Securities under an Indenture dated as of January 22, 1998 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, PEI Holding, Inc., the parent corporation of the Company (the "Guarantor") and the Trustee. The terms of the Securities include those stated in this Indenture and those made part of this Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of this Indenture
         ------
(the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in this Indenture. The Securities are subject to all such terms, and Securityholders are referred to this Indenture and the Act for a statement of those terms.

          The Securities are unsecured senior subordinated obligations of the Company limited to $125.0 million aggregate principal amount (subject to Section
2.7 of the Indenture). The Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities and any Private Exchange Securities and Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture and the Registration Rights Agreement. The Initial Securities, the Private Exchange Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, certain purchases or redemptions of Subordinated Obligations, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the investments of the

Company and its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

          To guarantee the due and punctual payment of the Principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantor, as primary obligor and not merely as surety, has unconditionally and irrevocably guaranteed such obligations on a senior basis pursuant to the terms of Article X of the Indenture.

5.   Optional Redemption
     -------------------

          Except as set forth in this paragraph 5, the Securities will not be redeemable at the option of the Company prior to _______ __, 2003. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

          If redeemed during the 12-month period commencing on _______ __ of the years set forth below:

     Year                                Redemption Price
     ----                                ----------------

     2003 ..............................  104.8125%
     2004 ..............................  103.2083%
     2005 ..............................  101.6042%
     2006 and thereafter................  100.0000%

          Notwithstanding the foregoing, at any time or from time to time prior to February 1, 2001, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Securities originally issued with the proceeds of one or more Public Equity Offerings to the extent that, in the case of a Public Equity Offering of the Guarantor, the net cash proceeds thereof are contributed to the equity capital of the Company, at a redemption price (expressed as a percentage of principal amount thereof) of 109.625% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to
                                 --------  -------
such redemption, at least $81.25 million principal amount of the Securities remain outstanding after each such redemption.

6.   Notice of Redemption
     --------------------

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date by first-class mail to each Holder of Securities to be redeemed at his registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.   Put Provisions
     --------------

          Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.   Denominations; Transfer; Exchange
     ---------------------------------

          The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may register transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

9.   Persons Deemed Owners
     ---------------------

          The registered holder of this Security may be treated as the owner of it for all purposes.

                                                                               5
10.  Unclaimed Money
     ---------------

          If money for the payment of Principal or interest remains unclaimed for two years after the date of payment of Principal and interest, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.  Defeasance
     ----------

          Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal of and interest on the Securities to redemption or maturity, as the case may be.

12.  Amendment, Waiver
     -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantor and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants of or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

13.  Defaults and Remedies
     ---------------------

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise;
(iii) failure by the Company or the Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other indebtedness of the Company, the Guarantor or the Company's Restricted Subsidiaries if the amount accelerated (or so unpaid) exceeds $10.0 million; (v) certain events of bankruptcy or insolvency with respect to the Company, the Guarantor or any Significant Subsidiary; and (vi) certain judgments or decrees for the payment of money in excess of $10.0 million against the Company, the Guarantor or any Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of Principal or interest) if it determines that withholding notice is not opposed to their interest.

14.  Trustee Dealings with the Company
     ---------------------------------

          Subject to certain limitations set forth in this Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.  No Recourse Against Others
     --------------------------

          A director, officer, employee or stockholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.  Authentication
     --------------

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

17.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18.  CUSIP Numbers
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.  Governing Law
     -------------

          This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: Prestolite Electric Incorporated, 2100 Commonwealth Boulevard, Ann Arbor, Michigan 48105,
Attention:  Chief Financial Officer.

                                ASSIGNMENT FORM

               To assign this Security, fill in the form below:

                 I or we assign and transfer this Security to

             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)

     and irrevocably appoint                agent to transfer this Security on
     the books of the Company.  The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:  ____________________            Your Signature: ___________________

Signature Guarantee:  ________________________________________
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.7 or 4.9 of the Indenture, check the box:

                                     [_]7

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.7 or 4.9 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $


Date: __________ Your Signature ____________________________
               (Sign exactly as your name appears on the
                other side of the Security)


Signature Guarantee: _______________________________________
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)